Exhibit 31.1

CERTIFICATION

I, Lee Chen, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of A10 Networks, Inc. for the year ended December 31, 2017; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 10, 2018	By: /s/ Lee Chen

Lee Chen
President and Chief Executive Officer